EXHIBIT 10.93
                              SUPPLY AGREEMENT


     THIS SUPPLY AGREEMENT (this "Agreement") effective as of December 3, 1998 is by and between CARALOE, INC., a Texas corporation ("Seller"), and EVENTUS INTERNATIONAL, INC., a Delaware corporation ("Buyer"),


                                 WITNESSETH:

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Caraloe's Manapol[R] Powder (hereinafter referred to under the name "Product") in the quantities, at the price, and upon the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Term.    The term of this Agreement shall commence on December 3,
  1998, and shall end at midnight on December 2, 2005, unless sooner terminated as provided herein (the "Term").

     2. Sale and Purchase. Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, during each year of the Term, agreed upon monthly quantities equal to all of Buyer's needs for Manapol[R] Powder for the Product. Seller shall, however, not be required to sell monthly quantities in excess of Seller's present plant, farm or manufacturing capacity. The Product specifications shall be mutually agreed upon by the Parties within ninety (90) days from the date of execution of this Agreement. Failure to reach agreement on the specifications within ninety (90) days shall cause this Agreement to terminate unless an extension thereto is mutually agreed upon by the Parties hereto.

     3. Quality. Seller warrants to Buyer that all Manapol[R] Powder sold by Seller pursuant to this Agreement will generally conform to the quality specifications set forth in Exhibit A to this Agreement as per Buyer and Seller mutual agreement referenced above. EXCEPT AS PROVIDED IN THIS PARAGRAPH 3, THERE ARE NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS AND FITNESS FOR A PARTICULAR PURPOSE, MADE WITH RESPECT TO THE MANAPOL[R] POWDER TO BE SOLD HEREUNDER, AND NONE SHALL BE IMPLIED BY LAW.

     4. Deliveries. Buyer shall instruct Seller from time to time during the Term, by placing a purchase order with Seller reasonably in advance of the date Buyer desires Manapol[R] Powder to be delivered to it hereunder, (i) as to the quantities of Manapol[R] Powder to be delivered to Buyer, (ii) as to the specific date of delivery, (iii) as to the specific location of delivery and (iv) as to the carrier or particular type of carrier for such delivery. During the Term, Buyer shall provide Seller (a) on an annual basis prior to the beginning of each year of the Term a nonbinding forecast of Buyer's minimum and maximum aggregate delivery requirements for Manapol[R] Powder for such year (provided that such forecast for the second year of the Term shall be provided to Seller by October 1, 1999), and (b) on a quarterly basis at least thirty (30) days prior to the end of each three-month period of the Term a forecast acceptable to Seller (which shall be binding on Buyer) of Buyer's minimum and maximum delivery requirements for Manapol[R] Powder for each month of the next three-month period (provided that such forecast for the initial period of the Term ending on March 31, 1999, shall be provided to Seller by January 4, 1999). The quantities of Manapol[R] Powder ordered by Buyer pursuant to this Agreement from time to time shall be spaced in a reasonable manner, and Buyer shall order such quantities in accordance with Buyer's binding forecasts. In no event shall Seller be required to deliver to Buyer in any three-month period a quantity of Manapol[R]
  Powder  in  excess  of  125% of the maximum delivery requirement for such period set forth in the binding forecast for such period accepted by Seller. Deliveries of Manapol[R] Powder shall be made by Seller under normal trade conditions in the usual and customary manner being utilized by Seller at the time and location of the particular delivery. The Manapol[R] Powder delivered to Buyer hereunder shall be packaged per agreement of the Parties. All deliveries of Manapol[R] Powder to Buyer hereunder shall be made by Seller F.O.B. at the facilities of Seller or its affiliates located in Irving, Texas.

     5. Purchase Price. All Manapol[R] Powder to be purchased by Buyer under this Agreement shall be purchased by it, during the first, second and third years of this Agreement, at a price per Product as set forth on Exhibit B to this Agreement. Thereafter, Buyer and Seller shall meet on a yearly basis to mutually agree upon prices for the upcoming contract year. If prices for the upcoming year cannot be agreed upon the Agreement shall terminate on December 3 of the contract year in question. At delivery point, Buyer shall bear all freight, insurance and similar costs, and all sales taxes, with respect to such purchases from that point forward. The purchase price of Manapol[R] Powder, together with all related freight, insurance and similar costs, and sales taxes, shall be paid by Buyer to Seller within thirty (30) days after the date of invoice.

     6.   Labels and Advertising

     (a) FDA Compliance of Labels and Advertising. All labels and advertising relating to the Manapol[R] Powder that reference Carrington Laboratories or Seller sold hereunder must strictly comply with all applicable rules and regulations of the FDA and all other applicable laws, rules and regulations, including but not limited to FDA requirements relating to product ingredients.

     (b) Claims by Eventus International. Eventus International hereby agrees not to make, or permit any of its employees, agents or distributors to make, any claims of any properties or results relating to Manapol[R] Powder and Caraloe, Inc. or Seller, unless such claims have received written approval from the Seller.

     (c) FDA Approval of Claims. If Eventus International desires to seek FDA approval as to any specific claims with respect to the Manapol[R] Powder, Eventus International hereby agrees to (i) notify Caraloe of the claims and the application prior to filing and (ii) to keep informed as to the progress of the application, including but not limited to sending Caraloe copies of all communications or notices to or from the FDA, as applicable.

     (d) Right to Approve Labels, etc. If Caraloe so requests, Eventus International shall not use any label, advertisement or marketing material or individual spokesman associated with the Manapol[R] Powder and Carrington Laboratories or Seller, unless such label, advertisement or marketing material or individual spokesman has first been submitted to and approved by Caraloe. Caraloe shall not unreasonably withhold its approval of any such label, advertisement or marketing material.

     (e) Compliance by Third Parties. Eventus International shall take all steps reasonably necessary to ensure that its distributors and any other parties to whom it sells any of the Manapol[R] Powder for resale do not relabel, repackage, advertise, sell or attempt to sell the Manapol[R] Powder in a manner that would violate this Agreement if done by Eventus International.

     7. Confidentiality. In the performance of Seller's obligations pursuant to this Agreement, Buyer may acquire from Seller or its affiliates technical, commercial, operating or other proprietary information relative to the business or operations of Seller or its affiliates (the "Confidential Information"). Buyer shall maintain the confidentiality, and take all necessary precautions to safeguard the secrecy, of any and all Confidential Information it may acquire from Seller or its affiliates. Buyer shall not use any of such Confidential Information for its own benefit or for the benefit of anyone else. Buyer shall not publicly disclose the existence of this Agreement or the terms hereof without the prior written consent of Seller.

     8. Force Majeure. Seller shall not have any liability hereunder if it shall be prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including, without limitation, fire, explosion, accident, riot, flood, drought, storm, earthquake, lightning, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other casualty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"), and Seller's obligations, so far as may be necessary, shall be suspended during the period of such Force Majeure and shall be cancelled in respect of such quantities of Manapol[R] Powder as would have been sold hereunder but for such suspension. Seller shall give to Buyer prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon its obligations under this Agreement.

  9.   Rights Upon Default.

     (a) Seller's Rights Upon Default. If Buyer (i) fails to purchase the quantities of Manapol[R] Powder specified for purchase by Buyer hereunder, (ii) fails to make a payment hereunder when due or (iii) otherwise breaches any term of this Agreement, and such failure or breach is not cured to Seller's reasonable satisfaction within 5 days (in the case of a failure to make a payment) or 30 days (in any other case) after receipt of notice thereof by Buyer, or if Buyer fails to perform or observe any covenant or condition on its part to be performed when required to be performed or observed, and such failure continues after the applicable grace period, if any, specified in the Agreement, Seller may refuse to make further deliveries hereunder and may terminate this Agreement upon notice to Buyer and, in addition, shall have such other rights and remedies, including the right to recover damages, as are available to Seller under applicable law or otherwise. If Buyer becomes bankrupt or insolvent, or if a petition in bankruptcy is filed by or against it, or if a receiver is appointed for it or its properties, Seller may refuse to make further deliveries hereunder and may terminate this Agreement upon notice to Buyer, without prejudice to any rights of Seller existing hereunder or under applicable law or otherwise. Any subsequent shipment of Manapol[R] Powder by Seller after a failure by Buyer to make any payment hereunder, or after any other default by Buyer hereunder, shall not constitute a waiver of any rights of Seller arising out of such prior default; nor shall Seller's failure to insist upon strict performance of any provision of this Agreement be deemed a waiver by Seller of any of its rights or remedies hereunder or under applicable law or a waiver by Seller of any subsequent default by Buyer in the performance of or compliance with any of the terms of this Agreement.

     (b) Buyer's Rights Upon Default. If Seller fails in any material respect to perform its obligations hereunder, and such failure is not cured to Buyer's reasonable satisfaction within 30 days after receipt of notice thereof by Seller, Buyer shall have the right to refuse to accept further deliveries hereunder and to terminate this Agreement upon notice to Seller and, in addition, shall have such other rights and remedies, including the right to recover damages, as are available to Buyer under applicable law or otherwise. Any subsequent acceptance of delivery of Manapol[R] Powder by Buyer after any default by Seller under this Agreement shall not constitute a waiver of any rights of Buyer arising out of such prior default; nor shall Buyer's failure to insist upon strict performance of any provision of this Agreement be deemed a waiver by Buyer of any of its rights or remedies hereunder or under applicable law or a waiver by Buyer of any subsequent default by Seller in the performance of or compliance with any of the terms of this Agreement.

     10.  Disclaimer  and  Indemnity.  Buyer shall assume all financial and other obligations for Buyer Product, and Seller shall not incur any liability or responsibility to Buyer or to third parties arising out of or connected in any manner with Buyer Product. In no event shall Seller be liable for lost profits, special damages, consequential damages or contingent liabilities arising out of or connected in any manner with this Agreement or Buyer Product. Buyer shall defend, indemnify and hold harmless Seller and its affiliates, and their respective officers, directors, employees and agents, from and against all claims, liabilities, demands, damages, expenses and losses (including reasonable attorneys' fees and expenses) arising out of or connected with (i) any manufacture, use, sale or other disposition of Buyer Product, or any other Product of Buyer, by Buyer or any other party and (ii) any breach by Buyer of any of its obligations under this Agreement.

     11. Equitable Relief. A breach by Buyer of the provisions of Paragraph 2 shall cause Seller to suffer irreparable harm and, in such event, Seller shall be entitled, as a matter of right, to a restraining order and other injunctive relief from any court of competent jurisdiction, restraining any further violation thereof by Buyer, its officers, agents, servants, employees and those persons in active concert or participation with them. The right to a restraining order or other injunctive relief shall be supplemental to any other right or remedy Seller may have, including, without limitation, the recovery of damages for the breach of such provisions or of any other provisions of this Agreement.

     12. Survival. The expiration or termination of the Term shall not impair the rights or obligations of either party hereto which shall have accrued hereunder prior to such expiration or termination. The provisions of Paragraphs 7, 9,10 and 11 hereof, and the rights and obligations of the parties thereunder, shall survive the expiration or termination of the Term.

     13.  Governing  Law.    This  Agreement  shall  be  governed  by,  and
  construed and enforced in accordance with, the laws of the State of Texas.

     14. Succession. Neither party hereto may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder (including, without limitation, by merger or consolidation) without the prior written consent of the other party; provided, however, that Seller may assign any of its rights or obligations hereunder to any U.S. Incorporated affiliate of Seller. Subject to the immediately preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the matters covered hereby and supersede any and all prior understandings, whether written or oral, with respect to such matters. The terms of this Agreement shall prevail over any inconsistent terms contained in any purchase order issued by Buyer and acknowledgment or acceptance thereof issued by Seller. No modification, waiver or discharge of this Agreement or any of its terms shall be binding unless in writing and signed by the party against which the modification, waiver or discharge is sought to be enforced.

     16. Notices. All notices and other communications with respect to this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when duly deposited in the mails, first class mail, postage prepaid, to the address set forth below, or such other address hereafter specified in like manner by one party to the other:

          If to Seller:     Caraloe, Inc.
                            2001 Walnut Hill Lane
                            Irving, Texas  75038
                            Attention: General Manager

          If to Buyer:      Eventus International, Inc.
                            2121 Midway Road
                            Carrollton, TX 75006
                            Attention:  President

          17. Interpretation. In the event that any provision of this Agreement is illegal, invalid or unenforceable as written but may be rendered legal, valid and enforceable by limitation thereof, then such provision shall be deemed to be legal, valid and enforceable to the maximum extent permitted by applicable law. The illegality, invalidity or unenforceability in its entirety of any provision hereof will not affect the legality, validity or enforceability of the remaining provisions of this Agreement.

          18. No Inconsistent Actions. Each party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement and, subject to the provisions of Paragraph 8 hereof, will promptly do all acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        CARALOE, INC.


                                        By:  /s/ Bill Pine
                                             General Manager

                                        EVENTUS INTERNATIONAL, INC.

                                        By:  /s/ Richard A. Howard
                                             President

                                  EXHIBIT A
                         EVENTUS INTERNATIONAL, INC.

                            PRODUCT SPECIFICATIONS
                          C-200 (Manapol[R] Powder)


  PRODUCT DESCRIPTION

  PRODUCT:              Aloe vera Gel C-200
  CODE:                 C-200
  SOURCE:               Aloe barbadensis Miller
  USES:                 The pure, stabilized Aloe vera Gel Powder is
                        suitable for use in pharmaceutical and beverage formulations

  SPECIFICATION SHEET

   Test                  Specification        Method

   Appearance            Fine white to beige
                         powder

   Complex               > = 30               HPLC(SEC)
   Carbohydrates
   (wt. %)
   Water, wt.%           < = 14%              TGA

   Residue on Ignition   < = 16%              TGA
   wt.%

   Microbiological       Meets USP Standard   USP
   Purity

   Fiber, wt.%           < = 60%              TGA
   Solubility            approx.240 Gel Point CARN
   Gelization

   pH                    Not Adjusted         CARN

   Fiber                 Enriched             CARN

   Viscosity (cP)        approx. 40           CARN
   4 mg/ml solution
   Total Acid Value      approx. 0.7          CARN
   (As Malic Acid)

                                  EXHIBIT B
                         EVENTUS INTERNATIONAL, INC.



               Product                            Prices

               Manapol[R] Powder (Bulk)
                   1 to 1,200 kg                  $1,250.00 / kg
               1,201 to 3,600 kg                  $1,225.00 / kg
               3,601 to 5,000 kg                  $1,200.00 / kg

  Eventus International guarantees to purchase a minimum of 1,200 kg of Manapol[R] powder each 12 months of the term of this contract.

  Purchases will comply with a forecast provided by Eventus International.

  The above pricing is based on annual volume.
  Prices F.O.B. Irving, TX.
  Terms are Net 30 days with approved credit.